KEYON COMMUNICATIONS AND RELATED ENTITIES

INTRODUCTION TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
(Unaudited)

The following unaudited pro forma condensed combined balance sheet give effect to the merger transaction between KeyOn Communications, Inc. (‘‘KeyOn’’) and Grant Enterprises, Inc. (“Grant”) in connection with the Merger transaction.

The following unaudited pro forma condensed combined balance sheet combines the balance sheet of KeyOn with Grant as of June 30, 2007.

The unaudited pro forma condensed combined balance sheet data should be read in conjunction with the separate historical financial statements of KeyOn, appearing elsewhere herein, and the historical financial statements of Grant, as filed and included in form 10QSB for the quarter ended June 30, 2007. The fiscal year of KeyOn and Grant is December 31, and December 31, respectively. The unaudited pro forma condensed combined balance sheet is not necessarily indicative of the combined financial position had the acquisition occurred on December 31, 2006.

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 (UNAUDITED)

ASSETS	6/30/2007	Adjustments		6/30/2007 pro forma

CURRENT ASSETS:
Cash	$519,223	9,668	b,c,d,e,f	$528,891
Accounts receivable, less allowance for doubtful accounts	109,588			109,588
Prepaid expenses and other current assets	72,500			72,500
Total current assets	701,311			710,979

PROPERTY AND EQUIPMENT - Net	4,603,249			4,603,249

OTHER ASSETS
Goodwill	1,630,609			1,630,609
Subscriber base -net	914,405			914,405
Trademarks	16,667			16,667
Refundable deposits	74,827			74,827
Debt issuance costs - net	70,374			70,374
Total other assets	2,706,882			2,706,882

TOTAL ASSETS	$8,011,442			$8,021,110

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Cash overdraft	$196,425			$196,425
Revolving line of credit	100,000			100,000
Loan payable to shareholder	-			-
Term loan payable	3,000,000			3,000,000
Current portion of notes payable	44,356			44,356
Current portion of notes payable to shareholders	25,000			25,000
Current portion of deferred rent liability	44,673			44,673
Current portion of capital lease obligations	681,867			681,867
Accounts payable and accrued expenses	1,093,287			1,093,287
Deferred revenue	486,620			486,620
Total current liabilities	5,672,228			5,672,228

LONG-TERM LIABILITIES
Deferred rent liability, less current maturities	228,824			228,824
Notes payable, less current maturities	211,357			211,357
Notes payable to shareholders, less current maturities	-			-
Capital lease obligations, less current maturities	589,386			589,386
Total long term liabilities	1,029,567			1,029,567

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY:
Series A preferred stock, $0.01 par value ; 80,000 shares
authorized; 67,224 shares issued and outstanding at March 31, 2007 ; 43,096 shares issued and outstanding at December 31, 2006	672	(672)	a

Common stock, $.01 par value pre-merger; $.001 par value post merger		672	a
		30	b
		34	c
		30	d
		75	e
		30	f
		0	g
		17	h
		298	i
		197	j
		15.0	k
	1,100		l	15,100
Additional paid-in capital	9,343,592	9,668	b,c,d,e,f	9,353,260
Accumulated deficit	(8,035,718)			(8,049,046)
Total stockholders' equity	1,309,647			1,319,315

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,011,442			$8,021,110

a.	Conversion of all series A preferred stock to common stock
b.	3025 - 2003 convertible note warrants exercised
c.	3358 - 2003 Snyder bridge loan warrants exercised
d.	3046 - 2004 Tavano investment warrants exercised
e.	7458 - $3M term loan guaranty warrants exercised
f.	3019 - 2006 series A dividend declared
g.	27 - Employee option exercised
h.	1655 - 2007 professional services rendered
i.	29,780 - Grants's 2007 merger shares
j.	19,695 - Resticted stock shares issued
k.	1,498 - Snyder, Handell, and Lazar warrants exercised
l.	Conversion rate of 1 to 60.44288

KEYON COMMUNICATIONS AND RELATED ENTITIES
NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

Note 1.	Merger Transaction

On August 9, 2007, KeyOn merged into a newly formed subsidiary of Grant, a publicly traded shell company. In connection with the merger 1,800,000 of Grant common shares remain outstanding and all other shares of Grant previously issued and outstanding were cancelled. Also, in connection with the merger, Grant issued 13,300,000 shares of its common stock for all the outstanding common stock of KeyOn. As a result of the transaction, the former owners of KeyOn became the controlling stockholders of Grant and Grant changed its name to KeyOn Communications. Accordingly, the merger of KeyOn and Grant (the ‘‘Merger’’) is a reverse merger that has been accounted for as a recapitalization of KeyOn.

Note 2.	Pro forma Adjustments

The pro forma adjustments to the unaudited condensed combined balance sheet give effect to the recapitalization of KeyOn as if the transaction had occurred on June 30, 2007. The balance sheet is derived from the unaudited balance sheet of KeyOn as of June 30, 2007.

Balance Sheet - June 30, 2007

a.	To record par value as of June 30, 2007, the conversion of all series A preferred stock (67,224 shares) to common stock.

b.	To record as of June 30, 2007, the exercise of 3,025 warrants that were granted with the 2003 convertible notes at $1.52 per share.

c.	To record as of June 30, 2007, the exercise of 3,358 warrants that were granted with the 2003 Snyder bridge loan at $1.52 per share.

d.	To record as of June 30, 2007, the exercise of 3,046 warrants that were granted with the 2004 Tavano investment at $.02 per share.

e.	To record as of June 30, 2007, the exercise of 7,458 warrants that that were granted with the $3M term loan guaranty at $.01 per share.

f.	To record par value as of June 30, 2007, 3,019 shares of common stock as payment for the 2006 series A dividend declared.

g.	To record par value as of June 30, 2007, the exercise 27 employee options into common stock.

h.	Issuance of 1,655 shares in exchange for 2007 professional services rendered directly related to the merger.

i.	Assignment of 29,780 shares to Grant in relation to the merger.

j.	Issuance of 19,695 shares of restricted stock to employees.

k.	To record as of June 30, 2007, the exercise of 1,498 warrants by Snyder, Lazar and Handell.

l.	Calculation to convert shares rate of 1 to 60.44288.

There are 15,100,000 shares of common stock issued and outstanding post merger consisting of 13,200,000 shares issued to the former owners of KeyOn, 1,800,000 shares issued to the owners of Grant, and 100,000 shares issued for professional services in connection with the merger.